Exhibit 99.1

Analog Devices Announces Changes to Membership of Board of Directors

NORWOOD, Mass.--(BUSINESS WIRE)--January 18, 2017--Analog Devices, Inc. (NASDAQ: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced that Mark M. Little, former Senior Vice President, GE Global Research and Chief Technology Officer of General Electric Company, has been elected as a Director of the Company, and that the Board of Directors of the Company intends to elect Robert H. Swanson, Executive Chairman of Linear Technology Corporation, as a Director following the closing of the Company’s acquisition of Linear Technology Corporation. Richard Beyer and John Hodgson will retire from the Company’s Board of Directors, effective as of the Company’s 2017 Annual Meeting of Shareholders.

“We are very grateful to Rich and John for their years of dedicated service to ADI, and for their wise counsel as members of our Board,” said Ray Stata, ADI Chairman of the Board. “We are pleased to welcome Mark Little as a new Director, and we are also looking forward to Bob Swanson joining the Board following our acquisition of Linear Technology Corporation.”

Dr. Little is the former Senior Vice President, GE Global Research and Chief Technology Officer of General Electric Company, a global digital industrial company. Dr. Little joined GE in 1978, and during his 37-year tenure, held management positions in engineering and business, culminating with his most recent position, which he held from 2005 to 2015. In addition to his technology leadership, Dr. Little led several multi-billion dollar business units at GE including GE Energy's power-generation segment. Dr. Little holds bachelor’s and master’s degrees in mechanical engineering from Tufts and Northeastern universities, respectively, and a Ph.D. in mechanical engineering from Rensselaer Polytechnic Institute.

Mr. Swanson, a founder of Linear Technology, has served as Executive Chairman of the Linear Technology board of directors since January 2005. Prior to that time, he served as Chairman and Chief Executive Officer of Linear Technology since its incorporation in 1981. Mr. Swanson has a B.S. degree in Industrial Engineering from Northeastern University.

On July 26, 2016, ADI and Linear Technology entered into an agreement and plan of merger that provides for the acquisition of Linear Technology by the Company. The Company and Linear Technology currently expect the acquisition to be completed by the end of the Company’s second fiscal quarter of 2017, subject to receipt of the remaining required regulatory approvals and subject to the satisfaction or waiver of the other conditions contained in the merger agreement. The Board of Directors of the Company intends to elect Mr. Swanson to the Board at the later of the completion of the acquisition or the Board of Directors meeting following the Company’s 2017 Annual Meeting of Shareholders, currently anticipated to be held on March 8, 2017.

About Analog Devices

Analog Devices (NASDAQ: ADI) designs and manufactures semiconductor products and solutions. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure and connect. Visit http://www.analog.com.

Forward-Looking Statements

This press release contents contains forward-looking statements, which address a variety of subjects including the expected timetable for closing of the transaction between Analog Devices, Inc. ("Analog Devices") and Linear Technology Corporation ("Linear Technology") and the anticipated composition of the Board of Directors of Analog Devices. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the ability to satisfy the conditions to closing of the proposed transaction, on the expected timing or at all; the ability to obtain required regulatory approvals for the proposed transaction, on the expected timing or at all, including the potential for regulatory authorities to require divestitures in connection with the proposed transaction; the occurrence of any event that could give rise to the termination of the merger agreement; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; higher than expected or unexpected costs associated with or relating to the transaction; the risk that expected benefits, synergies and growth prospects of the transaction may not be achieved in a timely manner, or at all; the risk that Linear Technology's business may not be successfully integrated with Analog Devices' following the closing; the risk that Analog Devices and Linear Technology will be unable to retain and hire key personnel; and the risk that disruption from the transaction may adversely affect Linear Technology's or Analog Devices' business and relationships with their customers, suppliers or employees. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Analog Devices' filings with the Securities and Exchange Commission ("SEC"), including the risk factors contained in Analog Devices' most recent Annual Report on Form 10-K. Forward-looking statements represent management's current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

CONTACT:
Analog Devices, Inc.
Ali Husain, 781-461-3282
Treasurer & Director of Investor Relations
investor.relations@analog.com